EXHIBIT 10(q)

                 THIRD AMENDMENT AND WAIVER TO CREDIT AGREEMENT


     THIRD AMENDMENT AND WAIVER TO CREDIT AGREEMENT, dated as of November 16, 2000, (this "Amendment and Waiver"), among BOUNDLESS TECHNOLOGIES, INC. ("Boundless Technologies"), BOUNDLESS MANUFACTURING SERVICES, INC. ("BMS"; collectively with Boundless Technologies, the "Co-Borrowers"), BOUNDLESS ACQUISITION CORP. ("BAC") and BOUNDLESS CORPORATION ("BC" collectively, with BAC, the "Guarantors") and THE CHASE MANHATTAN BANK, SILICON VALLEY BANK and NATIONAL BANK OF CANADA (collectively, the "Banks") and THE CHASE MANHATTAN BANK, as agent for the Banks (in such capacity, the "Administrative Agent").

                                    RECITALS:

     A. The Co-Borrowers, the Guarantors, the Banks and the Administrative Agent are parties to that certain Second Amended and Restated Credit Agreement and Guaranty, dated as of May 25, 2000, as amended by the Amendment and Waiver to Credit, dated as of July 31, 2000 and the Second Amendment to Credit Agreement, dated as of November 7, 2000 (as same may be further amended, restated, supplemented and otherwise modified, from time to time, "Credit Agreement").

     B. The Co-Borrowers have requested that the Banks (a) amend certain provisions of the Credit Agreement and (b) waive compliance with certain provisions of the Credit Agreement, and the Banks have agreed to such amendments and waivers subject to the terms and conditions of this Amendment and Waiver.

     C. Any capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

     NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE 1.
                         AMENDMENTS TO CREDIT AGREEMENT

     The amendments set forth in this Amendment and Waiver shall be deemed to be an amendment to the Credit Agreement and shall not be construed in any way as a replacement or substitution therefor. All of the terms and provisions of this Amendment and Waiver are hereby incorporated by reference into the Credit Agreement as if such terms were set forth in full therein.

     Section 1.1 Section 1.01 of the Credit Agreement is hereby amended to add the following new defined terms in their appropriate alphabetical order:

     "Blocked Account" shall have the meaning set forth in Section 15.01(a).

     "Co-Borrowers' Account" shall have the meaning set forth in Section 15.04.


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     "Customer" shall mean and include the account debtor or obligor with respect to any Account.

     "Lockbox" shall have the meaning set forth in Section 15.01(a).

     "Settlement Date" shall have the meaning set forth in Section 2.04.

     Section 1.2. Section 1.01 of the Credit Agreement is hereby further amended by amending and restating the definition of "Borrowing Base" to provide in its entirety as follows:

              "Borrowing Base" means an amount equal to the sum of (1) eighty percent (80%) of the face amount of all Eligible Accounts of the Revolving Credit Borrowers plus (2) the lesser of (a) (i) thirty percent (30%) of Eligible Inventory of the Co-Borrowers (other than Eligible Inventory which is described in clause (2)(a)(ii)) plus (ii) fifty percent (50%) of BMS's Eligible Inventory which is the subject of the Supply Agreement or (b) $5,000,000; provided, that the Required Banks may increase or decrease such percentages and the foregoing inventory limitation, if, after review of each field audit of the Co-Borrowers' receivables, inventory and related books and records, the Required Banks determine that there has been a material change in the quality of the Co-Borrowers' inventory or receivables. Any such revision to advances rates or to the inventory limitation would become effective thirty (30) days after notice of such change is delivered to the Co-Borrowers, unless a Default or Event of Default is then existing, in which case such revision shall be effective immediately upon delivery of such notice. For purposes of determining the Borrowing Base Eligible Inventory will be valued in accordance with GAAP. Notwithstanding the foregoing, it is hereby acknowledged and agreed that the advance rates with respect to Eligible Accounts may be reduced at any time by the Administrative Agent in its reasonable discretion if a receivable dilution percentage in excess of eight (8%) percent is confirmed in any field examination conducted by or on behalf of the Administrative Agent and reserves may be reasonably established at any time by the Administrative Agent in its sole and reasonable discretion including, without limitation, reserves with respect to (x) exposure under foreign exchange contracts, hedging and other financial instruments and
              (y) collateral locations for which landlord waiver and consent agreements in form and substance satisfactory to the Administrative Agent have not been obtained.

     Section 1.3 Section 1.01 of the Credit Agreement is hereby further amended by amending and restating the definition of "Eligible Account" to provide in its entirety as follows:


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     "Eligible Account" means an Account owing to the Revolving Credit
Borrowers, or either of them, now existing or hereafter arising, which Account met the following specifications at the time it came into existence and continues to meet the same until it is collected in full:

     (1) Not more than ninety (90) days have elapsed since the invoice on such Account was issued; the invoice on such Account was issued within thirty (30) days after goods were sold or services rendered which generated the Account; the Account is not more than ninety (90) days past due; and, not more than 50% of all Accounts owing from the Account debt or on such Account are unpaid more than 90 days past their invoice date;

     (2) The Account arose from the outright sale of goods or from the performance of services by a Co-Borrower; such goods have been received by the Account debtor or the services rendered to such Account debtor, as applicable; such Account is evidenced by such invoices, shipping documents, or other instruments ordinarily used in the trade; and no return, rejection or repossession has occurred, and such goods or services have been finally accepted by the Account debtor without dispute;

     (3) The Account is not subject to any Lien, except a Lien in favor of the Administrative Agent for the benefit of the Bank Parties; and the Account is subject to a first priority perfected Lien in favor of the Administrative Agent for the benefit of the Banks;

     (4) The Account is a valid and legally enforceable obligation of the Account debtor and is not subject to credit, allowance, defense, offset, counterclaim or adjustment by the Account debtor, other than any discount allowed for prompt payment, except to the extent the aggregate maximum amount of all of the foregoing have been deducted in determining the amount of such Account for purposes of determining the Borrowing Base;

     (5) The Account arose in the ordinary course of business of a Co-Borrower, and no notice of the bankruptcy, insolvency, failure, or suspension or termination of business of the Account debtor has been received by the Co-Borrowers, unless the Administrative Agent is satisfied that such Account is a post-petition account and that such Account debtor is the subject of debtor-in-possession financing;

     (6) The Account constitutes an "account" or "chattel paper" within the meaning of the Uniform Commercial Code of the State in which the Account is located;

     (7) (i) the Account debtor with respect to an Account has not asserted that the Account, and the Co-Borrowers are not aware that the account, (x) arises out of a bill and hold (unless the Administrative Agent shall have been provided with a letter from the applicable Account Debtor confirming that such Account debtor is obligated to pay for the goods even though not yet delivered to the Account Debtor), consignment or progress billing arrangement or (y) is subject to any set-off, contra, net-out contract, offset, deduction, dispute, credit, counterclaim or other defense arising out of the transaction represented by the Account or otherwise (provided, that any Account deemed ineligible pursuant to this clause (7)(i)(y) shall only be ineligible to the extent of the applicable set off, contra, offset, deduction, dispute, credit, counterclaim or other defense) or (ii) if the Account debtor has not finally accepted the goods from the sale out of which the Account arose, the Co-Borrowers are not aware that the Account debtor has objected to its liability thereon or returned, rejected or repossessed any such goods,


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except for complaints made and goods returned in the ordinary course of business for which, in the case of goods returned, goods of equal or greater value have been shipping in return;

     (8) The Account debtor is not an Affiliate of any Co-Borrower;

     (9) The Account debtor is not a supplier (or an Affiliate of a supplier) of goods or services to the Co-Borrowers, unless such Account debtor has entered into a written agreement with such Co-Borrower pursuant to which such Account debtor or its Affiliate waives its right to assert any defense, offset, counterclaim or adjustment with respect to its obligation to pay such Account, provided that in the event that the Account due from an Account debtor is greater than the amount payable by a Co-Borrower to such Account debtor the Administrative Agent may, in its sole discretion, require a reserve for the difference thereof;

     (10) The Account otherwise conforms to all representations, warranties and other provisions of this Agreement and the Security Agreement;

     (11) The Account debtor is not a Governmental Authority, unless the applicable Co-Borrower duly assigns its rights to payment of such Account to the Administrative Agent for the benefit of the Banks pursuant to the Assignment of Claims Act of 1940, as amended, which assignment and related documents and filings shall be in form and substance satisfactory to the Administrative Agent;

     (12) The Account debtor is a resident of the United States or of any province of Canada other the province of Quebec (each, a "Permitted Jurisdiction") or, in the case where the Account debtor is not a resident of a Permitted Jurisdiction, the obligations of the Account debtor on such Account is fully covered by a letter of credit denominated in Dollars issued for the benefit of the relevant Co-Borrower by banks reasonably acceptable to the Required Banks or the obligations of the Account Debtor on such Account are fully covered by credit insurance policies issued by insurance companies acceptable to the Required Banks and such policy is in form and substance acceptable to the Required Banks; and

     (13) The Agent in its sole discretion has not deemed the Account debtor unsatisfactory because of such Account debtor's inability to repay amounts owing under its Account.

     Notwithstanding anything to the contrary, (i) Accounts owing from Internet Applicable Network, Inc. shall not be deemed Eligible Accounts, (ii) Accounts owing from (A) IBM Corp., Hewlett Packard, Compaq Corp. and Lucent Technologies shall be deemed ineligible to the extent they exceed 15% of all Accounts of the Revolving Credit Borrowers and (B) Accounts owing from any other Account debtor shall be deemed ineligible to the extent they exceed 10% of all Accounts of the Revolving Credit Borrowers and (iii) the Administrative Agent may, in its sole discretion, require such reserves against Eligible Accounts, that it reasonably deems necessary and proper from time to time."

     Section 1.4. Section 1.01 of the Credit Agreement is hereby further amended by deleting the last paragraph of the definition of "Eligible Inventory" and substituting the following in its place:


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              "Notwithstanding anything to the contrary, the Administrative
              Agent may, in its sole discretion, require such reserves against Eligible Inventory that it reasonably deems necessary and proper from time to time."

     Section 1.5. Section 1.01 of the Credit Agreement is hereby further amended by amending and restating the definition of "Revolving Credit Facility (Letters of Credit)" to provide in its entirety as follows:

              "Revolving Credit Facility (Letters of Credit) shall mean the lesser of (a) Five Million Dollars ($5,000,000) or (b) the Revolving Credit Facility less the aggregate outstanding principal amount of all outstanding Revolving Credit Loans, together with all accrued interest and fees related thereto.

     Section 1.6. Section 2.01 of the Credit Agreement is hereby amended by inserting the following after the first sentence thereof:

              "Notwithstanding the foregoing, the Administrative Agent (without the consent of the Required Banks) may, but shall not be obligated to, permit the Co-Borrowers to have Revolving Credit Loans outstanding in an aggregate principal amount in excess of the Borrowing Base less the aggregate amount of all outstanding Letter of Credit Obligations (an "Overadvance"); provided, that (i) such Overadvance shall not continue for a period exceeding thirty (30) days; (ii) such Overadvance shall not exceed $750,000 at any time, and (iii) in no event shall the aggregate outstanding principal balance of Revolving Credit Loans exceed the Revolving Credit Facility less the aggregate amount of all outstanding Letter of Credit Obligations." Section

     1.7. Section 2.04 of the Credit Agreement is hereby amended and restated to provide in its entirety as follows:

              Section 2.04. Notice and Manner of Borrowing. The Revolving Credit Borrowers and the Term Loan Borrower shall give the Administrative Agent at least three (3) Banking Days, written or telegraphic or facsimile notice (effective upon receipt) of any Loan to which the LIBOR Interest Rate applies. The Revolving Credit Borrowers and the Term Loan Borrower shall give the Administrative Agent written or telegraphic or facsimile notice (effective upon receipt) of any Loan to which the Base Rate applies by not later than 10:00 A.M. (New York time) on the date of such Loan. Each of the foregoing notices (a "Borrowing Notice") must specify: (1) the date and the amount of such Loan; (2) either that the Loan will bear interest at (a) the Base Rate plus the Applicable Margin or (b) the LIBOR Interest Rate plus the Applicable Margin; and (3) in the case of a LIBOR Loan, the initial Interest Period applicable thereto. In addition to Revolving Credit Loans funded by the Banks pursuant to a Borrowing Notice, a Revolving Credit Loan shall be deemed

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              requested by the Revolving Credit Borrower each time that a draft is presented for payment to any account of the Co-Borrower maintained with the Administrative Agent (including the Blocked Account), including, but not limited to any payments made on account of overdrafts. The Administrative Agent will promptly notify each Bank of receipt by the Administrative Agent of a Borrowing Notice and of the contents thereof. Each borrowing of an LIBOR Loan shall be an amount not less than $500,000 or whole multiples of $100,000 in excess thereof. Except for borrowings which utilize the full remaining amount of the Total Commitment, each borrowing of a Base Rate Loan shall be in an amount not less than $500,000, or if greater, whole multiples of $100,000 in excess thereof. Not later than noon (New York time) on the date of a LIBOR Loan and 3:00 P.M. (New York time) on the date of a Base Rate Loan, and upon fulfillment of the applicable conditions set forth in Article VII, the Administrative Agent will make such Loan available to the Revolving Credit Borrowers and the Term Loan Borrower, as applicable, in immediately available funds by crediting the amount thereof to an account of the Co-Borrowers with the Administrative Agent.

              In order to minimize the frequency of transfers of funds between the Administrative Agent and each Bank, Loans and payments may be settled according to the following procedures: on the fourth Banking Day of each week or more frequently (including daily), if the Administrative Agent so elects (each such day being a "Settlement Date"), the Administrative Agent will advise each Bank by telephone, telex or telecopy of the amount of each such Bank's actual dollar investment and its ratable portion (based on its applicable Pro Rata Share) of the outstanding principal balance of Loans as of the close of business on the Banking Day immediately preceding the Settlement Date. In the event that payments are necessary to adjust the amount of such Bank's actual dollar investment in the outstanding principal balance of Loans to such Bank's ratable portion (based on its applicable Pro Rata Share) of the outstanding principal balance of Loans as of any Settlement Date, the party from which such payment is due will pay the other, in immediately available funds, by wire transfer to the other's account not later than 1:00 P.M. (New York time) on the Banking Day immediately following the Settlement Date. Notwithstanding the foregoing, if the Administrative Agent so elects, the Administrative Agent may require that each Bank make its ratable portion (based on its applicable Pro Rata Share) of any requested Revolving Credit Loan available to the Administrative Agent for disbursement on the date of funding applicable to such Revolving Credit Loan in accordance with Section 2.01 hereof. Notwithstanding these procedures, each Bank's obligation to fund its portion of each Revolving Credit Loan made by the


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              Administrative Agent to any Revolving Credit Borrower will commence on the date such advance is made by the Administrative Agent.

     Section 1.8. The first sentence of Section 2.05 of the Credit Agreement is hereby amended by adding the phrase "or will make" immediately following the phrase "has made" on the fifth line thereof.

     Section 1.9. Section 2.08 of the Credit Agreement is hereby amended by adding the following new subsections "(e)" and "(f)" at the end thereof:

              "(e) Collateral Administration Fee. Monthly, on the 1st day of each calendar month, pay to the Administrative Agent for its own account as collateral administration fee of $2,500.

              (f) Customary Fees. Pay to the Administrative Agent for its own account, on demand, all usual and customary fees and expenses which the Administrative Agent incurs in connection with the establishment and maintenance of the Lockbox and the Blocked Account of the Co-Borrowers.

              The Administrative Agent may, without making demand therefore, debit the Co-Borrowers' account for all such fees and expenses."

     Section 1.10. Section 2.12 of the Credit Agreement is hereby amended by inserting the following paragraph at the end thereof:

              "Notwithstanding the foregoing, the Co-Borrowers authorize the Administrative Agent to apply monies deposited in the Blocked Account (as defined in Section 15.01 hereof) to reduce the outstanding principal balance of all Revolving Credit Loans made hereunder in accordance with Section 15.01. Furthermore, the Co-Borrowers hereby authorize the Administrative Agent to pay any installment of a Term Loan hereunder by increasing the outstanding principal amount of Revolving Credit Loans hereunder."

     Section 1.11. Section 9.07 of the Credit Agreement is hereby amended and restated to provide in its entirety as follows:

              Section 9.07. Right of Inspection. Upon reasonable notice to the Co-Borrowers and during normal business hours and as often as reasonably required, permit Administrative Agent to conduct field examinations or collateral audits of the Co-Borrowers assets, and to permit the Administrative Agent or any Bank or any agent or representative thereof, to examine and make copies and abstracts from the records and books of account of, and visit the properties of, any Credit Party and to discuss the affairs, finances and


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              accounts of such Credit Party with any of its officers and directors and such Credit Party's independent accountants.

     Section 1.12. Section 9.08(8) of the Credit Agreement is hereby amended and restated to provide in its entirety as follows:

              "(8) Audits and Cycle Count Reports. (a) Upon the request of the Required Banks, updated audits of inventory, accounts receivable and/or equipment conducted by parties acceptable to and engaged by the Administrative Agent, all costs, expenses and charges in connection therewith shall be paid by the Co-Borrowers in connection with Section 14.03; and (b) as soon as available, and in any event within ten (10) days after the end of each Fiscal Quarter, copies of all inventory "cycle count" reports prepared by the Co-Borrowers during the Fiscal Quarter then ended."

     Section 1.13. Section 9.08(14) of the Credit Agreement is hereby amended by deleting the word "quarter" on the third line thereof and replacing it with the word "month".

     Section 1.14. Section 12.01(1) of the Credit Agreement is hereby amended and restated to provide in its entirety as follows:

              "(1) any Credit party shall fail to: (a) pay the principal of or interest on any Note, (b) reimburse Chase on a Letter of Credit,
              (c) make any of the prepayments required by Section 2.11 or (d) pay any fees or expenses required to be paid under the terms of any of the Loan Documents, as and when due and payable;"

     Section 1.15. Section 14.03 of the Credit Agreement is hereby amended by deleting the second paragraph therefrom and inserting the following in its place:

              The Co-Borrowers agree to reimburse the Administrative Agent on demand for all costs, expenses and charges incurred by the Administrative Agent in connection with conducting an inspection or audit in accordance with Section 9.07 and Section 9.08(8); however, if no Default or Event of Default has occurred and is continuing, the Co-Borrowers will only be required to make such reimbursement for three (3) such inspections or audits in any Fiscal Year.

     Section 1.16. The Credit Agreement is further amended by adding the following new Article XV at the end thereof as follows:

                                   ARTICLE XV
                      MANAGEMENT, COLLECTION AND STATUS OF
                          ACCOUNTS AND OTHER COLLATERAL

     SECTION 15.01. Collection of Accounts; Management of Collateral.


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     (a) The Co-Borrowers will, at their own cost and expense, (i) arrange for remittances on Accounts to be made directly to a post office box under the Administrative Agent's sole dominion and control established by the Co-Borrowers (the "Lockbox"), and (ii) promptly deposit all payments received by any Co-Borrower on account of Accounts, whether in the form of cash, checks, notes, drafts, bills of exchange, money orders or otherwise, into a blocked account under the Administrative Agent's sole dominion and control established by the Co-Borrowers at Chase (the "Blocked Account"), in precisely the form received (but with any endorsements of the applicable Co-Borrower necessary for deposit or collection), subject to withdrawal by the Administrative Agent only, as hereinafter provided, and until such payments are deposited, such payments shall be deemed to be held in trust by the Co-Borrowers for and as the Banks' property and shall not be commingled with the Co-Borrowers' other funds. All remittances and payments that are deposited in the Blocked Account will be applied by the Administrative Agent to reduce the outstanding principal balance of Revolving Credit Loans (or if such balance is reduced to zero, to be held by the Administrative Agent as cash collateral for the benefit of the Banks, subject to withdrawal by the Co-Borrowers provided no Default or Event of Default shall have occurred and be continuing or would occur after giving effect to such withdrawal) of the Loans owing to the Banks, subject to final collection in cash of the item deposited and subject to the assessment of a one day collection charge; provided, however, that so long as no Default or Event of Default shall have occurred and be continuing, the Co-Borrowers shall not apply any remittances or payments to prepay any LIBOR Loan until the last day of the Interest Period with respect thereto and pending such application such amount shall be held by the Administrative Agent as cash collateral for the benefit of the Banks. The Administrative Agent may charge the Co-Borrowers' account for the amount of any item of payment which is returned to Administrative Agent unpaid or otherwise dishonored. The Administrative Agent shall not be required to deposit any check which bears the legend "Payment in Full" or words of similar import, unless the Co-Borrowers shall have previously informed the Administrative Agent to accept such check.

     Upon the occurrence of an Event of Default, the Administrative Agent, on behalf of the Banks, may send a notice of assignment and/or notice of the security interest in favor of the Administrative Agent for the ratable benefit of the Banks, to any and all Customers or any third party holding or otherwise concerned with any of the Collateral, and thereafter the Administrative Agent shall, on behalf of the Banks, have the sole right to collect the Accounts and/or take possession of the Collateral and the books and records relating thereto. No Co-Borrower shall, without the Administrative Agent's prior written consent, grant any extension of the time of payment of any Account, compromise or settle any Account for less than the full amount thereof, release, in whole or in part, any person or property liable for the payment thereof, or allow any credit or discount whatsoever thereon except, prior to the occurrence and continuance of an Event of Default, as permitted by Section 15.03 hereof.

     (b) (i) Each Co-Borrower hereby constitutes the Administrative Agent or the Administrative Agent's designee as such Co-Borrower's attorney-in-fact with power to endorse the Co-Borrowers' name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral that may come into possession; to sign such Co-Borrower's name on any invoice or bill of lading relating to any Accounts, drafts against Customers, assignments and verifications of Accounts and notices to Customers; to send verifications of Accounts; upon the occurrence of an Event of Default, to notify the Postal Service authorities to

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change the address for delivery of mail addressed to such Co-Borrower to such address as the Administrative Agent may designate; and to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission, for any error of judgment or for any mistake of fact or law, provided that the Administrative Agent or its designee shall not be relieved of liability to the extent it is determined by a final judicial decision that its act, error or mistake constituted gross negligence or willful misconduct. This power of attorney being coupled with an interest is irrevocable until all of the Obligations are finally and indefeasibly paid in full and this Agreement and the right to request Loans hereunder is terminated.

          (ii) The Administrative Agent, without notice to or consent of the Co-Borrowers, upon the occurrence and during the continuance of an Event of Default, (A) may sue upon or otherwise collect, extend the time of payment of, or compromise or settle for cash, credit or otherwise upon any terms, any of the Accounts or any securities, instruments or insurance applicable thereto and/or release the obligor thereon; (B) is authorized and empowered to accept the return of the goods represented by any of the Accounts; and (C) shall have the right to receive, endorse, assign and/or deliver in its name or the name of the Co-Borrowers, or any of them, any and all checks, drafts and other instruments for the payment of money relating to the Accounts, and each Co-Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed.

     (c) Nothing herein contained shall be construed to constitute the Co-Borrowers, or any of them, as agent of the Administrative Agent for any purpose whatsoever, and the Administrative Agent shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (except to the extent it is determined by a final judicial decision that the Administrative Agent's act or omission constituted gross negligence or willful misconduct). The Administrative Agent and the Banks shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Accounts or any instrument received in payment thereof or for any damage resulting therefrom (except to the extent it is determined by a final judicial decision that the Administrative Agent's or such Bank's error, omission or delay constituted gross negligence or willful misconduct). The Administrative Agent and the Banks do not, by anything herein or in any assignment or otherwise, assume the obligations of the Co-Borrowers, or any of them, under any contract or agreement assigned to the Administrative Agent or the Banks, and the Administrative Agent and the Banks shall not be responsible in any way for the performance by the Co-Borrowers, or any of them, of any of the terms and conditions thereof.

     (d) If any of the Accounts includes a charge for any tax payable to any governmental tax authority, the Administrative Agent is hereby authorized (but in no event obligated) in its discretion, for the benefit of the Banks, to pay the amount thereof to the proper taxing authority for the account of the Co-Borrowers, or any of them, and to charge the Co-Borrowers' Account therefor. The Co-Borrowers shall notify the Administrative Agent if any Accounts include any tax due to any such taxing authority and, in the absence of such notice, the Administrative Agent, for the benefit of the Banks, shall have the right to retain the full proceeds of such Accounts and shall not be liable for any taxes that may be due from the Co-Borrowers, or any of them, by


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reason of the sale and delivery creating such Accounts; provided, that the
Co-Borrowers may request a Revolving Credit Loan, subject to and in accordance with the provisions of Section 2.01 hereof, in order to fund the payment of such tax obligations.

     SECTION 15.02. Accounts Documentation . The Co-Borrowers will, in addition to the monthly detailed accounts receivable agings delivered pursuant to this Agreement, at such intervals as the Administrative Agent may require, furnish such further schedules and/or information as the Administrative Agent may require relating to the Accounts, including, without limitation, sales invoices. In addition, the Co-Borrowers shall notify the Administrative Agent of any non-compliance in respect of the representations, warranties and covenants contained in Section 15.03 hereof. The items to be provided under this Section
15.02 are to be in form satisfactory to the Administrative Agent and are to be executed and delivered to the Administrative Agent from time to time solely for its convenience in maintaining records of the Collateral; the Co-Borrowers' failure to give any of such items to the Administrative Agent shall not affect, terminate, modify or otherwise limit the Administrative Agent's Lien, for the benefit of the Banks, or security interest in the Collateral.

     SECTION 15.03. Status of Accounts and Other Collateral . Each Co-Borrower covenants, represents and warrants to the Administrative Agent and each Bank that: (a) it shall be the sole owner, free and clear of all Liens except Liens in favor of the Administrative Agent or otherwise permitted hereunder, of and fully authorized to sell, transfer, pledge and/or grant a security interest in each and every item of said Collateral owned by it; (b) each Account shall be a good and valid account representing an undisputed bona fide indebtedness incurred or an amount indisputably owed by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto with respect to an absolute sale and delivery upon the specified terms of goods sold by such Co-Borrower, or work, labor and/or services theretofore rendered by such Co-Borrower; (c) no Account is or shall be subject to any defenses, offset, counterclaim, discount or allowance (as of the time of its creation) except as may be stated in the invoice relating thereto or discounts and allowances as may be customary in such Co-Borrower's business; (d) none of the transactions underlying or giving rise to any Account shall violate any applicable state or federal laws or regulations, and all documents relating to any Account shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms; (e) to the best of its knowledge, each Customer, guarantor or endorser with respect to any Account is solvent and will continue to be fully able to pay all Accounts on which it is obligated in full when due; (f) all documents and agreements relating to Accounts shall be true and correct and in all respects what they purport to be; (g) to the best of its knowledge, all signatures and endorsements that appear on all documents and agreements relating to Accounts shall be genuine and all signatories and endorsers with respect thereto shall have full capacity to contract; (h) it shall maintain books and records pertaining to the Collateral in such detail, form and scope as the Administrative Agent shall require; (i) it will immediately notify the Administrative Agent if any accounts arise out of contracts with the United States of America or any department, agency or instrumentality thereof, and, if required by the Administrative Agent, will execute any instruments and take any steps required by the Administrative Agent in order that all monies due or to become due under any such contract shall be assigned to the Administrative Agent and notice thereof given to the United States Government under the Federal Assignment of Claims Act; (j) it will, immediately upon learning thereof, report to the Administrative Agent any material loss or destruction of, or substantial damage to, any of the Collateral, and any other matters affecting the value, enforceability or collectibility of any of the Collateral; (k) if any amounts payable under or in connection with any Account is evidenced by a promissory note or other instrument, as such terms are defined in the Uniform Commercial Code, such promissory note or instrument shall be immediately pledged, endorsed, assigned and delivered to the Administrative Agent as additional Collateral; (l) it shall not re-date any invoice or sale or make sales on extended dating beyond that customary in the industry; (m) it shall maintain compliance with its cycle-count program and shall deliver such reports to the Banks as provided in Section 9.08(b) hereof, and, if a Default or Event of Default shall have occurred and is continuing, it shall conduct such physical counts of its inventory as the Administrative Agent may request; (n) all inventory to the extent produced by the Co-Borrower's, or any of them, has been or will be produced in accordance with the federal Fair Labor Standards Act of 1938, as amended, and the rules, regulations and orders thereunder; and (o) it is not nor shall it be entitled to pledge the Banks' credit on any purchases or for any purpose whatsoever.

     SECTION 15.04. Monthly Statement of Account . The Administrative Agent shall maintain, in accordance with its customary procedures, a loan account in the name of the Co-Borrowers ("Co-Borrowers' Account") in which shall be recorded the date and amount of each Loan made by the Banks and the date and amount of each payment in respect thereof; provided, however, the failure by the Administrative Agent to record the date and amount of any Advance shall not adversely affect the rights of the Administrative Agent or any Bank. For each month, the Administrative Agent shall send to Co-Borrowers a statement showing the accounting for the Loans made, payments made or credited in respect thereof, and other transactions between the Banks and the Co-Borrowers, during such month. The monthly statements shall be deemed correct and binding upon Co-Borrowers in the absence of manifest error and shall constitute an account stated between the Banks and the Co-Borrowers unless Administrative Agent receives a written statement of Co-Borrowers' specific exceptions thereto within thirty (30) days after such statement is delivered to the Co-Borrowers. The records of the Administrative Agent with respect to the loan account shall be prima facie evidence of the amounts of Loans and other charges thereto and of payments applicable thereto.

     SECTION 15.05. Collateral Custodian. Upon the occurrence and continuance of an Event of Default, the Administrative Agent may at any time and from time to time employ and maintain in the premises of the Co-Borrowers a custodian selected by the Administrative Agent who shall have full authority to do all acts necessary to protect the Administrative Agent's and the Banks' interests and to report to the Administrative Agent thereon. The Co-Borrowers hereby agree to cooperate with any such custodian and to do whatever the Administrative Agent may reasonable request to preserve the Collateral. All costs and expenses incurred by the Administrative Agent by reason of the employment of the custodian shall be charged to the Co-Borrowers' Account and added to the Obligations."

                                   ARTICLE 2.
                                    WAIVERS

                           WAIVERS TO CREDIT AGREEMENT

     Section 2.1 The Banks hereby waive compliance with Section 11.01(a) (Minimum Earnings Before Interest, Taxes, Depreciation and Amortization) for the fiscal quarter ended September 30, 2000, provided that the consolidated Earnings Before Interest, Taxes, Depreciation and Amortization of BC and its Consolidated Subsidiaries (other than Merinta) was not less than $5,735,000 at the end of such fiscal quarter.

     Section 2.2 The Banks hereby waive compliance with Section 11.01(b) (Minimum Earnings Before Interest, Taxes, Depreciation and Amortization) for the fiscal quarters ended (a) June 30, 2000, provided that the consolidated Earnings Before Interest, Taxes, Depreciation and Amortization of BC and its Consolidated Subsidiaries (including Merinta) was not less than ($1,235,000) at the end of such fiscal quarter and (b) September 30, 2000, provided that the consolidated Earnings Before Interest, Taxes, Depreciation and Amortization of BC and its Consolidated Subsidiaries (including Merinta) was not less than ($7,274,000) at the end of such fiscal quarter.

     Section 2.3 The Banks hereby waive compliance with Section 11.01(c) (Fixed Charge Coverage Ratio) for the fiscal quarter ended September 30, 2000, provided that the Fixed Charge Coverage Ratio was not less than 1.37:1.00 at the end of such fiscal quarter.

     Section 2.4 The Banks hereby waive compliance with Section 11.01(d) (Cash Flow Leverage Ratio) for the fiscal quarter ended September 30, 2000, provided that the Fixed Charge Coverage Ratio was not greater than 3.00:1.00 at the end of such fiscal quarter.

     Section 2.5 The waivers set forth above are further conditioned upon receipt by the Banks of the Operating Plan of the Co-Borrowers for the Fiscal Year ending December 31, 2001, as soon as available and, in any event, by no later than December 15, 2000; provided that if such Operating Plan is not received by December 15, 2000, the Co-Borrowers shall pay to the Administrative Agent a Waiver Fee of $50,000, such fee to be distributed to the Banks based upon their respective Pro Rata Share.

     Section 2.6 The waivers set forth are limited specifically to the matters set forth above and for the specific instances and purposes given and do not constitute directly or by implication a waiver or amendment of any other provision of the Credit Agreement or a waiver of any Default or Event of Default (except as contemplated by this Section 2) under the Credit Agreement.

                                   ARTICLE 3.
                           CONDITIONS TO EFFECTIVENESS

     Section 3.1. Conditions to Effectiveness. The amendments and waivers to the Credit Agreement described herein are subject to receipt by the Administrative Agent of the following items, each in form and substance satisfactory to the
Banks:

          (a) this Amendment and Waiver, duly executed by each Co-Borrower and each Guarantor;

          (b) a certificate of the Secretary of each Co-Borrowers and each Guarantor dated as of the date hereof, certifying (A) the names and true signatures of the officers of such entity authorized to sign this Amendment and Waiver, the other Loan Documents and any other documents to be delivered by such entity under this Amendment and Waiver, (B) that attached thereto is a true and a complete copy of resolutions adopted by the Board of Directors authorizing the execution, delivery and performance of this Amendment and Waiver and each other Loan Document to which it is a party and (C) that neither its Certificate of Incorporation nor By-laws have been amended since the Closing Date;

          (c) a certificate of a duly authorized officer of the Co-Borrowers stating that the representations and warranties in Article VIII of the Credit Agreement are true and correct on such date as though made on and as of such date and that no event has occurred and is continuing which constitutes a Default or Event of Default; and

          (d) the Lockbox Agreement and the Blocked Account Agreement, substantially in the forms attached hereto as Exhibit 1 and Exhibit 2, respectively, each duly executed by each Co-Borrower; and

          (e) such other documents, instruments, approvals, opinions and evidence as the Administrative Agent and the Banks may reasonably require.

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

     Each Co-Borrower hereby represents and warrants to the Banks that:

     Section 4.1. Each of the representations and warranties set forth in
Article VIII of the Credit Agreement is true as of the date hereof with respect to the Co-Borrower and, to the extent applicable, each Guarantor and each of their respective Subsidiaries and with the same effect as though made on the date hereof, and is hereby incorporated herein in full by reference as if fully restated herein in its entirety. In addition, in order to induce the Banks and the Administrative Agent to enter into this Amendment and Waiver, each Co-Borrower hereby covenants, represents and warrants to the Banks that since December 31, 1999 there has been no material adverse change in the business, operations, properties or financial condition of any Co-Borrower, any Guarantor or any of their respective Subsidiaries.

     Section 4.2. To induce the Banks and the Administrative Agent to enter into this Amendment and Waiver and to continue to make advances to the Co-Borrowers pursuant to the Credit Agreement, as amended hereby, the Co-Borrowers hereby acknowledge and agree that, as of the date hereof, and after giving effect to the terms hereof, there exists (i) no Default or Event of Default other than those Defaults and Events of Default described on Schedule 3 hereto and (ii) no right of offset, defense, counterclaim, claim or objection in favor of the Co-Borrowers arising out of or with respect to any of the obligations of the Co-Borrowers and the Guarantors under the Credit Agreement.

     Section 4.3. Each Co-Borrower and each Guarantor has the corporate power and authority to enter into, perform and deliver this Amendment and Waiver and any other documents, instruments, agreements or other writings to be delivered in connection herewith. This Amendment and Waiver and all documents contemplated hereby or delivered in connection herewith, have each been duly authorized, executed and delivered and the transactions contemplated herein have been duly authorized.

     Section 4.4. This Amendment and Waiver and any other documents, agreements or instruments now or hereafter executed and delivered to the Banks by the Co-Borrowers and the Guarantors in connection herewith constitute (or shall, when delivered, constitute) valid and legally binding obligations of Co-Borrowers and the Guarantors, each of which is and shall be enforceable against Co-Borrowers and the Guarantors, as applicable, in accordance with their respective terms.

     Section 4.5. No representation, warranty or statement by the Co-Borrowers and the Guarantors contained herein or in any other document to be furnished by the Co-Borrowers and the Guarantors in connection herewith contains, or at the time of delivery shall contain, any untrue statement of material fact, or omits or at the time of delivery shall omit to state a material fact necessary to make such representation, warranty or statement not misleading.

     Section 4.6. No consent, waiver or approval of any entity is or will be required in connection with the execution, delivery, performance, validity or enforcement of this Amendment and Waiver, or any other agreements, instruments or documents to be executed and/or delivered in connection herewith or pursuant hereto.

                                   ARTICLE 5.
                         SPECIAL PROVISION WITH RESPECT
                      TO INVENTORY AT THIRD PARTY LOCATIONS

     The Co-Borrowers shall deliver to the Administrative Agent Landlords Waivers, substantially in the form of Exhibit 5 hereof, with respect to inventory of the Co-Borrowers located at any location listed on Schedule A hereto on or before November 30, 2000. To the extent the Co-Borrowers fail to satisfy the foregoing requirements with respect to any such location such inventory shall not be included as Eligible Inventory until such condition is satisfied.

                                   ARTICLE 6.
                                  MISCELLANEOUS

     Section 6.1. This Amendment and Waiver may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Amendment and Waiver by signing (either original or via facsimile) any such counterpart.

     Section 6.2. This Amendment and Waiver shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York (without giving effect to the conflict of laws provisions thereof).

     Section 6.3. The execution and delivery of this Amendment and Waiver by the Banks shall not be deemed to be a waiver of any Default or Event of Default that has occurred or that may hereafter arise pursuant to the terms fo the Credit Agreement and the parties hereto agree that the Banks retain all of their rights and remedies under the Credit Agreement with respect to any Default or Event of Default, whether now existing or hereafter arising.

[next page is signature page]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be duly executed as of the day and year first above written.

                                       BOUNDLESS TECHNOLOGIES, INC.


                                       By: /s/ JOSEPH GARDNER
                                          ------------------------------------
                                          Name:  Joseph Gardner
                                          Title: Vice President

                                       BOUNDLESS MANUFACTURING SERVICES, INC.


                                       By: /s/ JOSEPH GARDNER
                                          ------------------------------------
                                          Name: Joseph Gardner
                                         Title: Vice President

                                       BOUNDLESS ACQUISITION CORP.


                                       By: /s/ JOSEPH GARDNER
                                          ------------------------------------
                                          Name: Joseph Gardner
                                         Title: Vice President

                                       BOUNDLESS CORPORATION


                                       By: /s/ JOSEPH GARDNER
                                          ------------------------------------
                                          Name:  Joseph Gardner
                                          Title: Vice President

                                       THE CHASE MANHATTAN BANK,
                                         as a Bank and as Administrative Agent


                                       By: /s/ WILLIAM DeMILT
                                          ------------------------------------
                                          Name:  William DeMilt
                                          Title: Vice President

                                       SILICON VALLEY BANK,
                                         as a Bank


                                       By: /s/ SHEILA COLSON
                                          ------------------------------------
                                          Name:  Sheila Colson
                                          Title: Vice President

                                       NATIONAL BANK OF CANADA,
                                         as a Bank


                                       By: /s/
                                          ------------------------------------
                                          Name:
                                          Title:


                                       By: /s/
                                          ------------------------------------
                                          Name:
                                          Title:

                                    EXHIBIT 1


                            Form of Lockbox Agreement

                          BOUNDLESS TECHNOLOGIES, INC.
                     BOUNDLESS MANUFACTURING SERVICES, INC.
                              100 Marcus Boulevard
                            Hauppauge, New York 11788


                                                  November 16,  2000


                                                  The Chase Manhattan Bank
                                                  600 Fifth Avenue, 4th Floor
                                                  New York, New York 10020

                                                  Ladies/Gentlemen:

     Reference is made to (i) account number 3941033452 (the "Blocked Account") at The Chase Manhattan Bank ("Chase") into which certain monies, instruments and other properties are deposited on behalf of Boundless Technologies, Inc. ("BTI") and Boundless Manufacturing Services, Inc. ("BMS"; together with BTI, collectively, the "Customer") and (ii) the lockbox identified as 6281 (the "Lockbox") from which mail is opened and funds remitted therein are deposited into the Blocked Account.

     Pursuant to the Second Amended and Restated Credit Agreement and Guaranty, dated as of May 25, 2000 (the "Credit Agreement"), among the Customer, certain guarantors, the financial institutions acting as Banks and The Chase Manhattan Bank as administrative agent for such Banks (Chase in such capacity, the "Administrative Agent") and to other documents executed and delivered in connection with the Credit Agreement, Customer has granted to the Administrative Agent for the benefit of the Banks a security interest in, among other things, all checks, instruments, drafts and other orders of payment (collectively, "Instruments") deposited in the Blocked Account and the Lockbox. One of the conditions of continuing to make such loans, advances and financial accommodations to the Co-Borrowers is that the Co-Borrowers enter into this Agreement.

     In connection therewith, the parties hereto hereby acknowledge and agree that:

     (a) Chase, and its agents, are hereby authorized by the Customer to, and Chase shall, remove all items from the Lockbox, open all such items, remove all Instruments from such items, and deposit all such Instruments into the Blocked Account.

     (b) All amounts in the Blocked Account shall be applied to reduce outstanding Revolving Credit Loans and any accrued interest due thereon. The remaining balance, if any, shall be held in the Blocked Account as a credit for the benefit of the Co-Borrowers and applied by the Administrative Agent towards any amounts due and owing to the Administrative Agent and/or the Lenders by the Co-Borrowers, from time to time.

     (c) The instructions contained in this letter agreement are irrevocable and cannot be altered or amended without the Administrative Agent's prior written consent.

     (d) The Customer may not terminate the Lockbox or Blocked Account without prior written consent of the Administrative Agent, and Chase may terminate the Lockbox or the Blocked Account only upon thirty (30) days' prior written notice of such termination, delivered or sent by mail, to The Chase Manhattan Bank, 600 Fifth Avenue, 4th Floor, New York, New York 10020, Attention: George Lewis McKinley or such other address as the Administrative Agent shall specify in writing to Chase.

     Chase shall use its best efforts in performing the service in connection with the Lockbox and the Blocked Account but, notwithstanding anything to the contrary contained herein, Chase shall incur no liability or responsibility of any nature for any act or omission on its part or that of its officers, employees or agents provided the act or omission was without willful misconduct and without gross negligence.

     The Customer agrees to indemnify Chase, its directors, officers, employees and agents and hold them harmless from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable attorneys' fees) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against them in any way relating to or arising out of any action or failure to act on the part of Chase which was undertaken in connection with the Lockbox or the Blocked Account; provided, however, that Chase shall not be indemnified for its own gross negligence or willful misconduct. The provisions contained in this paragraph shall survive any termination of this letter agreement.

[next page is signature page]

     This letter agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one in the same agreement. Any signature delivered by telecopy hereto shall be deemed an original signature hereto.



                                   Very truly yours,

                                   BOUNDLESS TECHNOLOGIES, INC.
                                   BOUNDLESS MANUFACTURING SERVICES, INC.


                                   By:
                                      -----------------------------------------
                                        Joseph Gardner, the Vice President
                                        of each of the foregoing corporations

AGREED TO AND ACCEPTED:


THE CHASE MANHATTAN BANK,
as Administrative Agent



By:
   ----------------------------------
   Name:  William DeMilt
   Title: Vice President

AGREED TO AND ACCEPTED

THE CHASE MANHATTAN BANK



By:
   ---------------------------------
   Name:  William DeMilt
   Title: Vice President

                                    EXHIBIT 2

                            BLOCKED ACCOUNT AGREEMENT

     Blocked Account Agreement, dated this 16th day of November, 2000 (this "Agreement") among THE CHASE MANHATTAN BANK, as administrative agent for the Banks (as defined herein) (the "Administrative Agent"), BOUNDLESS TECHNOLOGIES, INC. ("BTI"), BOUNDLESS MANUFACTURING SERVICES, INC. ("BMS"; with BTI, each a "Co-Borrower and, collectively, the "Co-Borrowers") and THE CHASE MANHATTAN BANK ("Chase").

                                   BACKGROUND

     The Co-Borrowers and certain of its Affiliates have entered into a Second Amended and Restated Credit Agreement and Guaranty, dated May 25, 2000, with the financial institutions named therein or which hereafter become a party thereto and the Administrative Agent (as amended, restated, supplemented or otherwise modified, from time to time, the "Credit Agreement") pursuant to which the Banks have agreed to make loans, advances and other financial accommodations to the Co-Borrowers. One of the conditions of continuing to make such loans, advances and financial accommodations to the Co-Borrowers is that the Co-Borrowers establish a "lockbox" and permit Chase to open the mail deposited therein and deposit the proceeds of Collateral (as defined in the Credit Agreement) to a "blocked account" in which the Administrative Agent for the ratable benefit of the Banks has been granted a security interest. Defined terms not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement. Pursuant to a Lockbox Agreement, dated as of the date hereof, among the Co-Borrowers, the Administrative Agent and Chase, the Co-Borrowers agreed to establish a lockbox (the "Lockbox") and to remit funds collected therein to the "blocked account". Chase hereby agrees to the establishment of such a "blocked account" upon the terms and conditions set forth below including, but not limited to, agreement to forward to the Administrative Agent any and all sums then on deposit in the "blocked account".

     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the undersigned parties agree as follows:

     1. The Co-Borrowers hereby authorize Chase to create or maintain a special bank account entitled "Boundless Technologies, Inc. Blocked Account" (the "Blocked Account") number #801905478 with Chase to be governed by the terms of this Agreement and any security, pledge or similar agreements between the Co-Borrowers and the Administrative Agent and/or the Banks.

     2. Payments received in the Lockbox with respect to all accounts, contracts, contract rights, notes, bills, drafts, acceptances general intangibles, choses in action, and all other debts, obligations and liabilities in whatever form, owing to the Co-Borrowers from any person, firm or corporation or any other legal entity, whether now existing or hereafter arising, now or hereafter received by or belonging or owing to the Co-Borrowers, for goods sold by it or for services rendered by it (within the marketing region served by Chase) shall be deposited in the Blocked Account. As funds in the Blocked Account thereupon and thereafter become available, Chase shall, on a daily basis each business day, apply such funds to repay outstanding Revolving Credit Loans and accrued interest thereon. Any balance thereafter shall remaining shall be held in the Blocked Account as a credit for the benefit of the Co-Borrowers and applied by the Administrative Agent towards any amounts due and owing to the Administrative Agent and/or the Lenders by the Co-Borrowers, from time to time. Neither any Co-Borrower nor any employee of any Co-Borrower shall have access to the Blocked Account, and each Co-Borrower agrees that funds may be withdrawn from the Blocked Account only with the prior written consent of the Administrative Agent and only by way of and in accordance with Fedwire or ACH transfer instructions delivered to Chase by an authorized officer of the Administrative Agent. Chase hereby agrees and acknowledges that the Administrative Agent's continued acceptance of this procedure will be in reliance hereon.

     3. Chase waives and releases to the Administrative Agent any right of offset against the Blocked Account in which such remittances are deposited. Chase further waives and releases to the Administrative Agent any right or claim which it may have in any of the funds on deposit in the Blocked Account.

     4. Each Co-Borrower has pledged, assigned and transferred to the Administrative Agent a security interest in the Blocked Account and all amounts from time to time deposited in the Blocked Account. Chase agrees to hold the same as bailee for the Administrative Agent, and to make distribution to the Administrative Agent therefrom solely in accordance with this Agreement. Chase represents that Chase has not received notice of any other assignment or pledge of the Blocked Account.

     5. In the event any checks or other items which were deposited or credited to the Blocked Account are returned, reversed, refunded or charged back for insufficient funds or for any other reason, Chase shall charge such items against the Co-Borrowers loan account. In addition, Chase will charge customary service charges with respect to the Blocked Account by charging such charges against Account No.3941033460 (the "Operating Account"). The Co-Borrowers agree that Chase may charge the Co-Borrowers loan account for any and all reversal returns and other charges.

     6. The Administrative Agent may, from time to time, issue letters of instruction superseding the instructions contained in this Agreement. The Co-Borrowers hereby direct Chase to rely on any and all letters of instruction from the Administrative Agent and any Notice from the Administrative Agent, and shall not accept any contrary instruction from the Co-Borrowers. Chase shall not be responsible to verify the accuracy of any state of facts alleged to be true by the Administrative Agent.

     7. This Agreement shall not be terminated by the Co-Borrowers until all obligations of the Co-Borrowers to the Banks are satisfied in full. Chase may terminate this Agreement at any time upon at least thirty (30) days prior written notice to the Administrative Agent and to the Co-Borrowers. Upon the payment in full of all obligations owing by the Co-Borrowers to the Banks and the termination of the Commitments, any funds remaining in the Blocked Account upon termination or deposited thereafter shall be released therefrom.

     8. The Co-Borrowers agree to indemnify and hold harmless Chase from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses and liabilities of every nature and character arising our of or related to this Agreement or the transactions contemplated hereby or Chase's actions taken hereunder, including without limitation claims arising out of Chase's failure to prohibit the Co-Borrowers or any of Chase's authorized person or entity from withdrawing funds from the Blocked Account other than in accordance with the terms of this agreement, except to the extent that any of same shall be directly caused by Chase's wilful misconduct or gross negligence.

                                      BOUNDLESS TECHNOLOGIES, INC.
                                      BOUNDLESS MANUFACTURING SERVICES,
                                      INC., as Co-Borrowers


                                      By:
                                         -------------------------------------
                                         Joseph Gardner, the Vice President
                                         of each of the foregoing corporations

                                      THE CHASE MANHATTAN BANK, as the
                                      Administrative Agent


                                      By:
                                         -------------------------------------
                                         Name:  William DeMilt
                                         Title: Vice President

                                      THE CHASE MANHATTAN BANK


                                      By:
                                         -------------------------------------
                                         Name:  William DeMilt
                                         Title: Vice President

                                   SCHEDULE A


                     LOCATIONS REQUIRING LANDLORD'S WAIVERS


1.   Diamond Technologies, Farmingdale

2.   [Boca Raton, Florida Location]

                                    Exhibit 5

                    LANDLORD'S WAIVER, LICENSE AND AGREEMENT

                                                          ______ ____, 2000

The Chase Manhattan Bank, as Agent
395 North Service Road
Melville, New York 11747

                  Re: [BORROWER]

Ladies and Gentlemen:

     Reference is made to the lease agreement entered into by and between the undersigned ("Landlord") and the above-referenced company (the "Tenant") pursuant to which the Landlord as the owner of the real property and building and improvements located at ________________________ (the "Premises"), leases the Premises to the Tenant (the "Lease").

     Reference is also made to certain financing agreements by and among the Tenant, certain other borrowers and guarantors, Silicon Valley Bank, National Bank of Canada and The Chase Manhattan Bank, as Lenders, and The Chase Manhattan Bank, as Agent for the Lenders (in such capacity, the "Agent"), and the various documents, instruments, notes, guaranties and agreements delivered in connection therewith (the foregoing, together with all related documents, agreements, instruments or notes, and as the same may hereafter be amended, supplemented, renewed, restated or replaced, are collectively referred to herein as the "Loan Documents").

     Pursuant to the terms of the Loan Documents, the Tenant has granted to the Agent for the ratable benefit of the Lenders a security interest in and a general lien upon all now owned or hereafter acquired or existing accounts, contract rights, general intangibles, documents, instruments, chattel paper, machinery and certain goods, the proceeds and products thereof as the same are defined in the Uniform Commercial Code (the "Collateral"), as security for any now existing or hereafter arising obligations of the Tenant to the Agent and the Lenders.

     In consideration of the loans, advances and other financial accommodations to the Tenant and the other borrowers contemplated thereunder which will accrue to the benefit of the Landlord by enabling the Tenant to meet its obligations to the Landlord, including those arising under or in connection with the Lease, the Landlord hereby agrees to the waivers, consents and license set forth herein.

     The Landlord and the Tenant represent and warrant to the Agent and the Lenders that the Lease is in full force and effect and that there is no currently existing event of default with respect thereto.

     The Landlord agrees that in the event of any default under the Lease, the Landlord agrees to notify the Tenant in accordance with the terms of the Lease, and simultaneously notify the Agent of any such default. In addition, the Landlord shall not terminate the Lease without providing thirty (30) days prior written notice to the Agent, specifying the default, during which thirty-day period the Agent on behalf of the Lenders shall have the right and opportunity, but not the obligation, to cure such default. Any payment made or act done by the Agent to cure any such default shall not constitute an assumption of the Lease or of any obligations thereunder by the Agent or any Lender.

     The Landlord and Tenant agree that they will not materially amend the terms and conditions of the Lease without the prior written consent of the Agent (acting with the consent of the Lenders), such consent not to be unreasonably withheld or delayed.

     The Landlord hereby waives, as against the Agent and the Lenders, any landlord's lien, right of distraint or levy, claim, security interests or other interests which the Landlord may now or hereafter have in or relating to any of the Collateral now or hereafter located at the Premises, including any of the foregoing which might otherwise arise or exist in the Agent's or any Lender's favor pursuant to agreement, common law, statute (including Title 11 of the United States Code) or otherwise. The Landlord agrees that all such Collateral is and shall remain personal property and shall not constitute fixtures, notwithstanding any attachment to real property or any other applicable law or doctrine relating to fixtures.

     The Landlord hereby agrees that the Agent may enter the Premises for the purposes of repossessing, removing, selling or otherwise dealing with the Collateral in accordance with the provisions of the Loan Documents, the Uniform Commercial Code and any other applicable law. Said license shall be irrevocable and shall continue from the date the Agent enters into possession of the Premises for so long as the Agent deems necessary for the foregoing purposes. Use or occupancy of the premises by the Agent as set forth herein shall not constitute an assumption by the Agent or any Lender of the Lease or of any obligations thereunder.

     The Landlord understands that the Agent and the Lenders will rely upon this instrument in connection with the Lenders' financial accommodations to the Tenant, and that any additional financial accommodation the Lenders may hereafter extend will also be in reliance on this instrument.

     Notice to any party hereunder shall be in writing and shall be sent by certified mail, return receipt requested, to the parties at the following addresses:


         To the Landlord:       -----------------
                                -----------------
                                -----------------
                                Att:

         To the Tenant:         Boundless Manufacturing Services, Inc.
                                100 Marcus Boulevard
                                Hauppauge, New York 11788
                                Attn: Joseph Gardner

         To the Lender:         The Chase Manhattan Bank, as Agent
                                395 North Service Road
                                Melville, New York 11747
                                Att: William DeMilt

     This Agreement may not be changed or terminated orally and shall be binding upon the successors and assigns of the parties hereto and shall also be binding upon any successor, owner, or transferee of said Premises.

     The parties have executed and delivered this Agreement as of the day and year first above written.

                                   [LANDLORD]


                                    By:
                                        --------------------------
                                        Name:
                                        Title:

ACKNOWLEDGED AND AGREED:

THE CHASE MANHATTAN BANK, AS AGENT


By:
   -------------------------------
   Title: Vice President

[BORROWER]


By:
   -------------------------------
   Title: Vice President


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